Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
July 23, 2025

Farmers and Merchants Bancshares, Inc.	Contact:	Mr. Gary A. Harris
4510 Lower Beckleysville Rd, Suite H		President and Chief Executive Officer
Hampstead, Maryland 21074		(410) 374-1510, ext. 1104

FARMERS AND MERCHANTS BANCSHARES, INC. REPORTS EARNINGS OF $2.4 MILLION OR $0.74 PER SHARE FOR THE SIX MONTHS ENDED JUNE 30, 2025

HAMPSTEAD, MARYLAND (July 23, 2024) – Farmers and Merchants Bancshares, Inc. (the “Company”), the parent company of Farmers and Merchants Bank (the “Bank” and, together with the Company, “we”, “us” and “our”), announced that net income for the six months ended June 30, 2025 was $2.4 million, or $0.74 per common share (basic and diluted) compared to $2.3 million, or $0.74 per common share (basic and diluted), for the same period in 2024. The Company’s return on average equity during the six months ended June 30, 2025 was 8.18% compared to 8.81% for the same period in 2024. The Company’s return on average assets during both the six months ended June 30, 2025 and 2024 was 0.58%.

Net income for the three months ended June 30, 2025 was $1.2 million, or $0.38 per common share (basic and diluted) compared to $1.1 million, or $0.35 per common share (basic and diluted), for the second quarter of 2024. The Company’s return on average equity during the three months ended June 30, 2025 was 8.15% compared to 8.23% for the same period in 2024. The Company’s return on average assets during the three months ended June 30, 2025 was 0.58% compared to 0.55% for the same period in 2024.

Net interest income for the six months ended June 30, 2025 was $1.18 million higher when compared to the same period in 2024 due to a widening net interest margin of 2.92% for the six months ended June 30, 2025 compared to 2.70% for the same period in 2024. The yield on earning assets increased to 5.11% for the six months ended June 30, 2025, compared to 4.76% for the same period in 2024. The cost of interest bearing liabilities increased to 2.67% for the six months ended June 30, 2025, up from 2.57% for the same period in 2024. Average interest earning assets were $793.5 million for the six months ended June 30, 2025 compared to $772.3 million for the same period in 2024. Gross interest income increased by $2.0 million to $20.2 million for the six months ended June 30, 2025, up from $18.2 million for the same period in 2024. Average interest bearing liabilities increased by $31.8 million to $650.7 million for the six months ended June 30, 2025 from $618.9 million for the same period in 2024. Total interest expense increased $756 thousand to $8.7 million for the six months ended June 30, 2025 compared to $7.9 million for the same period in 2024.

The Company recorded a $268 thousand provision for credit losses for the six months ended June 30, 2025. There was no provision recorded for the six months ended June 30, 2024. The increase in the provision was related to the write down of one loan by $356 thousand, which was ultimately foreclosed upon.

Noninterest income increased by $91 thousand for the six months ended June 30, 2025 when compared to the same period in 2024. The increase was due to several factors, including a $53 thousand increase in mortgage banking revenue, a $26 thousand increase in bank owned life insurance income, a $126 thousand increase in gain on settlement of fair value hedge, and an $83 thousand increase in fees and commissions. These increases were offset by lower service charges on deposits of $70 thousand and $143 thousand of non-recurring gain on insurance settlement recognized in 2024. Noninterest expense was $992 thousand higher in the six months ended June 30, 2025 when compared to the same period in 2024, due primarily to a $294 thousand in salaries and benefits and a $329 thousand combined increase in occupancy and furniture and equipment costs. ATM and debit card expenses increased by $35 thousand due to security enhancements added with the core system conversion. Also, the Bank’s FDIC assessment expense increased by $124 thousand due to higher FDIC assessment rates. Professional services increased by $27 thousand due to the higher legal fees in 2025 related to stockholder matters.

Total assets decreased slightly to $842.2 million at June 30, 2025 from $844.6 million at December 31, 2024. Loans increased to $615.5 million at June 30, 2025 from $583.0 million at December 31, 2024. Investments in debt securities decreased to $142.8 million at June 30, 2025 from $146.2 million at December 31, 2024. Deposits decreased to $748.9 million at June 30, 2025 from $758.8 million at December 31, 2024. The Company’s tangible equity was $53.2 million at June 30, 2025 compared to $49.2 million at December 31, 2024.

The book value of the Company’s common stock increased to $18.97 per share at June 30, 2025 from $17.77 per share at December 31, 2024. Book value per share at June 30, 2025 is reflective of the $15.1 million unrealized loss, net of income taxes, on the Bank’s available for sale (“AFS”) securities portfolio as a result of the rise in interest rates since the time of purchase. Changes in the market value of the AFS securities portfolio, net of income taxes, are reflected in the Company’s equity, but are not included in the income statement. The AFS securities portfolio is comprised of 72% government agency mortgage backed securities which are fully guaranteed, 23% investment grade non agency mortgage backed securities, 1% investment grade corporate and municipal bonds, and 4% subordinated debt of other community banks. Management does not believe there is any indication of credit deterioration in any of the bonds and we intend to hold these securities to maturity, so no actual losses are anticipated. There is no impact on regulatory capital because the Bank elected many years ago to not include in the calculation of regulatory capital changes in the market value of the AFS securities portfolio regardless of whether they are positive or negative.

Gary A. Harris, President and CEO, commented “Our net interest margin has continued to grow over the past year. Our yields on earning assets are rising with our loan growth and loans are renewing at higher interest rate levels. This coupled with moderating cost of funds has improved our net interest income. Loan growth is strong with over $32.5 million in net loans being booked in the first half of 2025. Asset quality remains high with few delinquencies and our liquidity position remains strong. Moving into the second half of 2025, we believe we are well positioned to improve on the gains we have made thus far. ”

About the Company

The Company is a financial holding company and the parent company of the Bank. The Bank was chartered in Maryland in 1919 and has over 100 years of service to the community. The Bank serves the deposit and financing needs of both consumers and businesses in Carroll and Baltimore Counties along the Route 30, Route 795, Route 140, Route 26, and Route 45 corridors. The main office is located in Upperco, Maryland, with seven additional branches in Owings Mills, Hampstead, Greenmount, Reisterstown, Westminster, Eldersburg, and Towson. Certain broker-dealers make a market in the common stock of Farmers and Merchants Bancshares, Inc., and trades are reported through the OTC Markets Group’s OTCID Market under the symbol “FMFG”.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “will,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Farmers and Merchants Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Farmers and Merchants Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets
Dollars in thousands except share data
(Unaudited)

	June 30,	December 31,
	2025	2024 *

Assets

Cash and due from banks	$30,282	$63,962
Federal funds sold and other interest-bearing deposits	1,001	697
Cash and cash equivalents	31,283	64,659
Certificates of deposit in other banks	100	100
Securities available for sale, at fair value	121,434	125,713
Securities held to maturity, at amortized cost less allowance for credit losses of $81 and $60	21,328	20,499
Equity security, at fair value	535	518
Restricted stock, at cost	1,190	921
Mortgage loans held for sale	641	157
Loans, less allowance for credit losses of $4,233 and $4,260	615,469	582,993
Premises and equipment, net	7,267	7,349
Accrued interest receivable	2,388	2,439
Deferred income taxes, net	7,120	7,606
Other real estate owned, net	2,758	1,176
Bank owned life insurance	15,535	15,324
Goodwill and other intangibles, net	7,022	7,026
Other assets	8,148	8,163
Total Assets	$842,218	$844,643

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$121,398	$107,197
Interest-bearing	627,500	651,609
Total deposits	748,898	758,806
Securities sold under repurchase agreements	4,772	5,564
Federal Home Loan Bank of Atlanta advances	10,000	5,000
Long-term debt, net of issuance costs	10,388	11,329
Accrued interest payable	919	1,003
Other liabilities	6,995	6,669
Total liabilities	781,972	788,371

Stockholders' equity
Common stock, par value $.01 per share, authorized 5,000,000 shares; issued and outstanding 3,175,347 shares in 2025 and 3,166,653 shares in 2024	32	32
Additional paid-in capital	31,299	31,136
Retained earnings	43,976	41,613
Accumulated other comprehensive loss	(15,061)	(16,509)
Total Stockholders' equity	60,246	56,272
Total liabilities and stockholders' equity	$842,218	$844,643
* Derived from audited consolidated financial statements

Farmers and Merchants Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
Dollars in thousands except per share data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Interest income
Loans, including fees	$8,899	$7,238	$17,265	$14,120
Investment securities - taxable	1,070	1,592	2,121	3,171
Investment securities - tax exempt	153	138	309	274
Federal funds sold and other interest earning assets	171	212	485	681
Total interest income	10,293	9,180	20,180	18,246

Interest expense
Deposits	4,071	3,232	8,321	6,333
Securities sold under repurchase agreements	12	13	29	36
Federal Home Loan Bank advances	110	32	122	44
Federal Reserve Bank advances	-	641	-	1,263
Long-term debt	109	129	222	262
Total interest expense	4,302	4,047	8,694	7,938
Net interest income	5,991	5,133	11,486	10,308

Provision for credit losses	238	-	268	-

Net interest income after provision for credit losses	5,753	5,133	11,218	10,308

Noninterest income
Service charges on deposit accounts	178	217	342	412
Mortgage banking income	47	18	76	23
Bank owned life insurance income	106	94	211	185
Fair value adjustment of equity security	1	(2)	10	(6)
Gain (loss) on settlement of fair value hedge	-	(31)	94	(32)
Gain on insurance proceeds, net	-	-	-	143
Other fees and commissions	124	78	236	153
Total noninterest income	456	374	969	878

Noninterest expense
Salaries	2,191	1,993	4,398	3,969
Employee benefits	531	441	913	1,048
Occupancy	280	278	608	524
Furniture and equipment	480	328	815	570
Professional services	218	158	391	364
Automated teller machine and debit card expenses	168	166	336	301
Federal Deposit Insurance Corporation premiums	117	94	316	192
Postage, delivery, and armored carrier	64	64	142	145
Advertising	74	74	130	123
Other real estate owned expense, net	67	3	71	5
Other	540	524	1,108	995
Total noninterest expense	4,730	4,123	9,228	8,236

Income before income taxes	1,479	1,384	2,959	2,950
Income taxes	280	305	596	652
Net income	$1,199	$1,079	$2,363	$2,298

Earnings per common share - basic	$0.38	$0.35	$0.74	$0.74
Earnings per common share - diluted	$0.38	$0.35	$0.74	$0.74

Farmers and Merchants Bancshares, Inc.
Selected Consolidated Financial Data
(Unaudited)
Dollars in thousands except per share data

	As of or For the Three Months Ended June 30,
	2025	2024	2023

OPERATING DATA

Interest income	$10,293	$9,180	$7,384
Interest expense	4,302	4,047	2,113
Net interest income	5,991	5,133	5,271
Provision for (recovery of) credit losses	238	-	(225)
Net interest income after provision for (recovery of) credit losses	5,753	5,133	5,496
Noninterest income	456	374	403
Noninterest expense	4,730	4,123	3,686
Income before income taxes	1,479	1,384	2,213
Income taxes	280	305	543
Net income	$1,199	$1,079	$1,670

PER SHARE DATA

Net income (Basic and diluted)	$0.38	$0.35	$0.54
Dividends	$0.00	$0.33	$0.33
Book value	$18.97	$17.77	$16.13

KEY RATIOS

Return on average assets	0.58%	0.55%	0.92%
Return on average equity	8.15%	8.23%	13.22%
Efficiency ratio	73.37%	74.86%	68.17%
Net yield on interest-earning assets	3.03%	2.71%	3.00%
Tier 1 capital leverage ratio	9.51%	9.58%	9.99%

AT PERIOD END

Total assets	$842,218	$798,556	$730,262
Gross loans	619,702	550,118	535,646
Cash and cash equivalents	31,283	24,510	12,288
Securities	142,762	177,661	139,949
Deposits	748,898	651,209	631,811
Long term debt, FRB and FHLB borrowings	20,388	81,271	38,154
Stockholders' equity	60,246	54,543	49,834

SELECTED AVERAGE BALANCES

Total assets	$825,060	$784,510	$726,212
Gross loans	616,097	541,267	531,173
Cash and cash equivalents	14,959	18,395	9,151
Securities	165,409	204,779	167,107
Deposits	734,631	647,215	630,567
Long term debt, FRB and FHLB borrowings	20,786	72,762	35,249
Stockholders' equity	58,827	52,431	50,538

ASSET QUALITY

Nonperforming assets	$3,028	$1,646	$1,898

Nonperforming assets/total assets	0.36%	0.21%	0.26%

Allowance for credit losses/total loans	0.68%	0.74%	0.87%

Farmers and Merchants Bancshares, Inc.
Selected Consolidated Financial Data
(Unaudited)
Amounts in thousands except per share data

	As of or For the Six Months Ended June 30,
	2025	2024	2023

OPERATING DATA

Interest income	$20,180	$18,246	$14,437
Interest expense	8,694	7,938	3,509
Net interest income	11,486	10,308	10,928
Provision for (recovery of) credit losses	268	-	(495)
Net interest income after provision for credit losses	11,218	10,308	11,423
Noninterest income	969	878	785
Noninterest expense	9,228	8,236	7,443
Income before income taxes	2,959	2,950	4,765
Income taxes	596	652	1,194
Net income	$2,363	$2,298	$3,571

PER SHARE DATA

Net income (Basic and diluted)	$0.74	$0.74	$1.16
Dividends	$0.00	$0.33	$0.33
Book value	$18.97	$17.77	$16.13

KEY RATIOS

Return on average assets	0.58%	0.58%	0.99%
Return on average equity	8.18%	8.81%	14.34%
Efficiency ratio	74.09%	73.63%	63.23%
Net yield on interest-earning assets	2.92%	2.70%	3.09%
Tier 1 capital leverage ratio	9.51%	9.58%	9.99%

AT PERIOD END

Total assets	$842,218	$798,556	$730,262
Gross loans	619,702	550,118	535,646
Cash and cash equivalents	31,283	24,510	12,288
Securities	142,762	177,661	139,949
Deposits	748,898	651,209	631,811
Long term debt, FRB and FHLB borrowings	20,388	81,271	38,154
Stockholders' equity	60,246	54,543	49,834

SELECTED AVERAGE BALANCES

Total assets	$820,910	$792,174	$724,668
Gross loans	604,875	537,917	528,368
Cash and cash equivalents	21,830	27,809	8,936
Securities	166,812	206,593	168,482
Deposits	733,685	655,331	628,434
Long term debt, FRB and FHLB borrowings	18,291	71,140	35,689
Stockholders' equity	57,742	52,192	49,802

ASSET QUALITY

Nonperforming assets	$3,028	$1,646	$1,898

Nonperforming assets/total assets	0.36%	0.21%	0.26%

Allowance for credit losses/total loans	0.68%	0.74%	0.87%